UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-08439	04-2664794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, at the 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) of LoJack Corporation (the “Company”), the Company’s shareholders approved an amendment and restatement of the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). Pursuant to the amendment and restatement, the 2008 Plan was amended primarily to:

(1)	increase the aggregate number of shares authorized for issuance under the 2008 Plan by 750,000 shares of common stock of the Company;

(2)	limit shares that can be added back to the 2008 Plan by providing that (a) shares tendered or held back upon exercise of an option or settlement of other awards to cover the exercise price or tax withholding are not available for issuance under the 2008 Plan, (b) shares that are unissued upon the settlement of stock appreciation rights will not be available for issuance under the 2008 Plan, and (c) shares acquired by the Company on the open market using cash proceeds of option exercises will not be available for issuance under the 2008 Plan;

(3)	add minimum vesting periods for grants of restricted stock and restricted stock units (three years for time-based vesting and one year for performance-based vesting); and

(4)	extend the term of the 2008 Plan for another ten years from March 30, 2012.

In addition, to ensure that certain awards (including cash bonuses) granted under the 2008 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) qualify as “performance-based” compensation under Section 162(m) of the Code, the 2008 Plan provides that the Compensation, Organization and Succession Committee of the Company’s Board of Directors may require that vesting of such awards be conditioned on the satisfaction of certain performance criteria described in the 2008 Plan. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any individual in any year will not exceed 400,000 shares of the Company’s common stock. If the performance-based award is payable in cash to any Covered Employee, it cannot exceed $2 million for any performance cycle.

The 2008 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A detailed summary of the 2008 Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2012 (the “Proxy Statement”) under the caption “Proposal No. 2 - Amendment and Restatement of the LoJack Corporation 2008 Stock Incentive Plan.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the 2008 Plan.

Also, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2011, Richard T. Riley retired as an employee from the Company as of the date of the 2012 Annual Meeting and resigned from his position as Executive Chairman of the Board of Directors. On May 17, 2012, the Board of Directors elected Rory J. Cowan to serve as the non-executive Chairman of the Board. As the non-executive Chairman, Mr. Cowan’s principal duties, in addition to his regular duties as a director, will be to preside at all meetings of the directors, to coordinate the agenda for the Board meetings with the President and Chief Executive Officer, to convene and preside at meetings of the independent directors and to perform such other non-executive Board administrative duties as the Board may from time to time determine. Mr. Cowan, who formerly served in the role of Lead Director, has been determined by the Board to be “independent” based on the application of the Company’s independence standards and under applicable rules and regulations of the SEC and the NASDAQ Global Select Market.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2012, at the 2012 Annual Meeting, the Company’s shareholders voted as indicated on the following matters submitted to them for consideration:

(1)	To elect the following individuals as directors: Rory J. Cowan, Gary E. Dilts, Marcia J. Hooper, John H. MacKinnon, Robert J. Murray, Robert L. Rewey, Richard T. Riley and Randy L. Ortiz, to serve until the Company’s 2013 annual meeting of shareholders and until his or her successor has been duly elected and qualified. All of the director nominees were elected at the 2012 Annual Meeting. The votes cast for the director nominees were as follows:

	For	Against	Abstain	Broker Non-Votes
Rory J. Cowan	10,144,972	425,274	10,395	5,914,481
Gary E. Dilts	9,907,200	663,996	9,445	5,914,481
Marcia J. Hooper	9,911,020	660,151	9,470	5,914,481
John H. MacKinnon	10,181,279	389,377	9,985	5,914,481
Robert J. Murray	9,112,097	1,458,679	9,865	5,914,481
Robert L. Rewey	9,665,495	903,831	11,315	5,914,481
Richard T. Riley	10,363,767	205,924	10,950	5,914,481
Randy L. Ortiz	10,410,254	161,895	8,492	5,914,481

(2)	To approve the amendment and restatement of the LoJack Corporation 2008 Stock Incentive Plan included with the Proxy Statement. The Company’s shareholders approved this proposal. The votes cast at the 2012 Annual Meeting with respect to this proposal were as follows: 6,557,332 shares voted for; 3,790,345 shares voted against; and 232,964 shares abstained from voting. There were 5,914,481 broker non-votes with respect to this proposal.

(3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Company’s shareholders approved this proposal. The votes cast at the 2012 Annual Meeting with respect to this proposal were as follows: 16,459,363 shares voted for; 18,181 shares voted against; and 17,578 shares abstained from voting.

(4)	To approve, by non-binding vote, the compensation of the Company’s Named Executive Officers as described in the Proxy Statement. The Company’s shareholders approved this proposal. The votes cast at the 2012 Annual Meeting with respect to this proposal were as follows: 9,672,745 shares voted for; 646,470 shares voted against; and 261,426 shares abstained from voting. There were 5,914,481 broker non-votes with respect to this proposal.

Item 8.01. Other Events.

On May 17, 2012, Donald R. Peck, Executive Vice President and Chief Financial Officer, resigned from his role as Secretary of the Company, and the Board elected José M. Oxholm, the Company’s Senior Vice President and General Counsel, to replace Mr. Peck as the Company’s Secretary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	LoJack Corporation 2008 Stock Incentive Plan, as Amended and Restated (incorporated herein by reference to Exhibit A to the definitive proxy statement of LoJack Corporation filed with the SEC on April 5, 2012, file no. 001-08439)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION

By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and
General Counsel

Date: May 22, 2012